UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2017

TECNOGLASS INC.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	98-1271120
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia

(Address of Principal Executive Offices) (Zip Code)

(57)(5) 3734000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2017, Tecnoglass Inc. (the “Company”) Joaquin Fernandez stepped down as the Company’s Chief Financial Officer. Mr. Fernandez’s decision to step down was not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices (financial or otherwise) and he will continue working within the Company as a Director of Administration and Finance for the Companies’ operating subsidiaries.

On the same date, the Company appointed Santiago Giraldo as Chief Financial Officer to succeed Mr. Fernandez, effective immediately. Mr. Giraldo, 42 years old, has served as the Company’s Deputy Chief Financial Officer since February 2016. From February 2013 to February 2016, Mr. Giraldo was the Chief Financial Officer and Business Development and Strategy Head of Oleoducto Central S.A., the owner and operator of the Ocensa pipeline in Colombia (subsidiary of the Ecopetrol Group, the National Oil Company). From October 2009 to February 2013, Mr. Giraldo was Vice President of Oil & Gas Corporate Banking at Citibank. Prior to this, Mr. Giraldo was with JPMorgan Chase where he most recently held the position of Vice President of Corporate Banking for diversified industries. Mr. Giraldo received a Bachelor in Business Administration (cum laude) from Washburn University and an M.B.A. with an emphasis in International Business and Finance from California State University, Pomona.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2017

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

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